EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 3, 2010, with respect to the consolidated financial statements, financial statement schedule, and internal control over financial reporting of Cenveo, Inc. and subsidiaries, included in the Annual Report of Cenveo, Inc. on Form 10-K for the year ended January 2, 2010, which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption “Experts.”

                                                                                                                          /s/ Grant Thornton LLP
Melville, New York
March 3, 2010